UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2022

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with T. Robin Lindsay

On February 14, 2022, NCL (Bahamas) Ltd. (“NCL”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), entered into a letter agreement with Mr. T. Robin Lindsay amending his employment agreement with NCL, dated October 18, 2015 (the “Lindsay Letter Agreement”). The key terms of the Lindsay Letter Agreement are summarized below.

Continuation of Employment. Mr. Lindsay’s term of employment is extended to December 31, 2024 (the “Term”). He will continue to serve as the Company’s Executive Vice President, Vessel Operations until the date that the Company hires a successor for such role. Beginning on the date Mr. Lindsay’s successor is appointed, he will serve as the Company’s Executive Vice President, Newbuilds and Refurbishment.

Treatment of Restricted Share Units (“RSUs”) upon Certain Terminations. If NCL terminates Mr. Lindsay’s employment without cause, if Mr. Lindsay terminates his employment for good reason, or if Mr. Lindsay’s employment terminates by reason of the expiration of the Term or his death or disability, for any awards granted after February 2022, (i) all then outstanding, unvested RSUs subject only to time-based vesting will vest in full, and (ii) all then outstanding, unvested RSUs subject to performance-based vesting will vest based on performance through the date of termination, as determined by the Compensation Committee of the Company, in each case subject to Mr. Lindsay executing and not revoking a general release of claims in favor of the Company.

Bonus Entitlement. Mr. Lindsay will be entitled to receive any incentive bonus earned for the 2024 calendar year based on actual performance, provided that Mr. Lindsay remains employed through the end of the Term.

Amendment to Employment Agreement with Jason Montague

On February 14, 2022, Prestige Cruise Services LLC (“Prestige”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), entered into a letter agreement with Mr. Jason Montague amending his employment agreement with Prestige, dated September 16, 2016 (the “Montague Letter Agreement”). The key terms of the Montague Letter Agreement are summarized below.

Continuation of Employment. Mr. Montague’s term of employment as President and Chief Executive Officer, Regent Seven Seas Cruises is extended to December 31, 2023 (the “Extension Date”).

Treatment of RSUs upon Certain Terminations. If Prestige terminates Mr. Montague’s employment without cause, if Mr. Montague terminates his employment for good reason, or if Mr. Montague’s employment as President and Chief Executive Officer, Regent Seven Seas Cruises terminates on the Extension Date, or by reason of his death or disability, for any awards granted after February 2022, (i) all then outstanding, unvested RSUs subject only to time-based vesting will vest in full, and (ii) all then outstanding, unvested RSUs subject to performance-based vesting will vest based on performance through the date of termination, as determined by the Compensation Committee of the Company, in each case subject to Mr. Montague executing and not revoking a general release of claims in favor of the Company.

Bonus Entitlement. Mr. Montague will be entitled to receive any incentive bonus earned for the 2023 calendar year based on actual performance, provided that Mr. Montague remains employed through the Extension Date.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement by and between NCL (Bahamas) Ltd. and T. Robin Lindsay, dated as of February 14, 2022.
10.2	Amendment to Employment Agreement by and between Prestige Cruise Services, LLC and Jason Montague, dated as of February 14, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 18, 2022	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel and Assistant Secretary